Exhibit 99.2

QTS Realty Trust, Inc.

Supplemental Information for the Quarter Ended December 31, 2014

The QTS Difference

Table of Contents

Overview
Company Profile	3

Financial Statements
Combined Consolidated Balance Sheets	4
Combined Consolidated Statements of Operations and Comprehensive Income (Loss)	5
Summary of Financial Data	6
Reconciliations of Return on Invested Capital (ROIC)	8
Implied Enterprise Value	9

Operating Portfolio
Data Center Properties	10
Redevelopment Costs Summary	12
Redevelopment Summary	13
NOI by Facility and Capital Expenditure Summary	14
Leasing Statistics – Signed Leases	15
Leasing Statistics – Renewed Leases and Rental Churn	17
Leasing Statistics – Commenced Leases	18
Lease Expirations	19
Largest Customers	20
Industry Segmentation	21
Product Diversification	22

Capital Structure
Debt Summary and Debt Maturities	23
Interest Summary	24

Appendix	25

1 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Forward Looking Statements

Some of the statements contained in this document constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to the Company’s capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of the statements regarding anticipated growth in funds from operations and anticipated market conditions are forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this document reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in the Company’s markets or the technology industry; national and local economic conditions; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to successfully develop, redevelop and operate acquired properties; significant increases in construction and development costs; the increasingly competitive environment in which the Company operates; defaults on or non-renewal of leases by customers; increased interest rates and operating costs, including increased energy costs; financing risks, including the Company’s failure to obtain necessary outside financing; decreased rental rates or increased vacancy rates; dependence on third parties to provide Internet, telecommunications and network connectivity to the Company’s data centers; the Company’s failure to qualify and maintain its qualification as a real estate investment trust; environmental uncertainties and risks related to natural disasters; financial market fluctuations; and changes in real estate and zoning laws and increases in real property tax rates.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

2 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Company Profile

QTS by the NUMBERS

When it comes to data, we're more than 1s and 0s. We're a leading coast-to-coast data center solutions innovator powered by people and fueled by technology.

INTEGRATED CONTROL FRAMEWORK WITH
1000+
COMPLIANCE REQUIREMENTS

OUR FACILITIES

12 LOCATIONS ACROSS AMERICA

SACRAMENTO
SANTA CLARA
CHICAGO
PRINCETON
JERSEY CITY
RICHMOND
OVERLAND PARK
WICHITA
DALLAS-FORT WORTH
ATLANTA
SUWANEE
MIAMI
Icon denotes QTS Mega Data Center locations

THE QTS DIFFERENCE

- UNIQUE PRODUCT & SERVICE PLATFORM QTS 3Cs
- STATE-OF-THE-ART MEGA DATA CENTERS
- INDUSTRY-LEADING SECURITY & COMPLIANCE
- COAST-TO-COAST LOCATIONS & CONNECTIVITY
- PREMIUM CUSTOMER EXPERIENCE

850+
CUSTOMERS FROM DIVERSE INDUSTRIES

40%+ Annualized rent from customers that use more than one 3C product

PRODUCT BREADTH AND CONNECTIVITY SUPPORTS CUSTOMER RETENTION AND EXPANSION

- C1 Custom Data Centers
- C2 Colocation
- C3 Cloud & Managed Services

POWER	SPACE	INTERCONNECTIVITY
500 MEGAWATTS of GROSS UTILITY POWER	**4.7M** GROSS SQUARE FEET	**6 CORE** NETWORK PRODUCTS
BEST PRACTICES IN PURSUIT OF LEED CERTIFICATION	**2.1M** SQ FT OF RAISED FLOOR	**OVER 12,000** INTERCONNECTIONS
		EASY ACCESS TO **OVER 500** SERVICE PROVIDERS

DATA CENTERS POWERED BY PEOPLE

Your 24x7x365 Power Supply
450
QTS EXPERTS
On call and on the job nationwide.

FIVE NINES UPTIME
99.999% Reliability

OUR TIMELINE

- **2003** — Predecessor launched data center operations
- **2005** — QTS predecessor formally established with acquisition of Atlanta-Suwanee facility
- **2006-2008** — **National platform** achieved with acquisition of four facilities
- **2009** — General Atlantic, LLC invests in QTS; REIT-compliant operations begin
- **2010** — Acquisition of Richmond facility; **QTS Cloud** offering commercially introduced
- **2010-2012** — Executed on growth strategy by leveraging platform and continued redevelopment of existing facilities
- **2012-2013** — Acquisition of Sacramento and Dallas facilities
- **2013** — **Fully integrated platform** uniquely positioned to capitalize on market opportunities
- **2014** — Expands mega data center footprint and establishes strategic partnership with Atos via Princeton acquistion
- **2014** — QTS enters top Tier 1 market with **Chicago acquisiton**

Data provided as of December 31, 2014

3 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Combined Consolidated Balance Sheets

(in thousands)

The following financial data as of December 31, 2014 and 2013 is that of the Company.

	December 31,	December 31,
	2014	2013
ASSETS
Real Estate Assets
Land	$48,577	$30,601
Buildings and improvements	914,286	728,230
Less: Accumulated depreciation	(180,167)	(137,725)
	782,696	621,106

Construction in progress	214,719	146,904
Real Estate Assets, net	997,415	768,010
Cash and cash equivalents	10,788	5,210
Rents and other receivables, net	15,579	14,434
Acquired intangibles, net	18,000	5,396
Deferred costs, net (1)	37,058	19,150
Prepaid expenses	3,079	1,797
Other assets, net (2)	24,640	17,359
TOTAL ASSETS	$1,106,559	$831,356

LIABILITIES
Mortgage notes payable	$86,600	$88,839
Unsecured credit facility	239,838	256,500
Senior notes	297,729	-
Capital lease obligations	13,062	2,538
Accounts payable and accrued liabilities	64,607	63,204
Dividends payable	10,705	8,965
Advance rents, security deposits and other liabilities	3,302	3,261
Deferred income	10,531	7,892
Derivative liability	-	453
TOTAL LIABILITIES	726,374	431,652

EQUITY

Common stock, $0.01 par value, 450,133,000 shares authorized, 29,408,138 and 28,972,774 shares issued and outstanding as of December 31, 2014 and 2013, respectively	294	289
Additional paid-in capital	324,917	318,834
Accumulated other comprehensive loss	-	(357)
Accumulated dividends in excess of earnings	(22,503)	(3,799)
Total stockholders’ equity	302,708	314,967
Noncontrolling interests	77,477	84,737
TOTAL EQUITY	380,185	399,704
TOTAL LIABILITIES AND EQUITY	$1,106,559	$831,356

(1)	As of December 31, 2014 and 2013, deferred costs, net, included $16.5 million and $7.3 million of deferred financing costs, respectively, $17.4 million and $11.9 million of deferred leasing costs, respectively, and $3.2 million related to a leasing arrangement at our Princeton facility at December 31, 2014.
(2)	As of December 31, 2014 and 2013, other assets, net, primarily included $21.4 million and $14.2 million of corporate fixed assets, respectively, primarily relating to construction of corporate offices, leasehold improvements and corporate software related assets.

4 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Combined Consolidated Statements of Operations and Comprehensive Income

(in thousands)

The following financial data for the three months and year ended December 31, 2014 and three months ended September 30, 2014 is that of the Company. The following financial data for the three months and year ended December 31, 2013 is presented on a consolidated basis for the Company and its Historical Predecessor.

	Three Months Ended (unaudited)			Year Ended
	December 31,	September 30,	December 31,	December 31,
Revenues:	2014	2014	2013	2014	2013
Rental	$47,656	$45,448	$39,122	$175,649	$145,306
Recoveries from customers	5,520	6,131	3,173	19,194	13,098
Cloud and managed services	5,788	5,242	4,703	20,231	17,531
Other (1)	599	1,124	431	2,715	1,952
Total revenues	59,563	57,945	47,429	217,789	177,887
Operating expenses:
Property operating costs	18,397	20,369	15,820	71,518	60,750
Real estate taxes and insurance	1,403	1,377	1,188	5,116	4,492
Depreciation and amortization	16,008	15,210	13,161	58,282	47,358
General and administrative (2)	11,987	11,045	9,848	45,283	39,183
Restructuring (3)	26	226	-	1,298	-
Transaction costs (4)	60	(195)	66	1,018	118
Total operating expenses	47,881	48,032	40,083	182,515	151,901

Operating income	11,682	9,913	7,346	35,274	25,986

Other income and expense:
Interest income	-	-	1	8	18
Interest expense	(5,625)	(5,410)	(2,747)	(15,308)	(18,724)
Other expense, net (5)	(291)	(470)	(153)	(871)	(3,430)
Income before taxes	5,766	4,033	4,447	19,103	3,850
Tax benefit (expense) of taxable REIT subsidiaries	82	(27)	-	-	-
Net income	5,848	4,006	4,447	19,103	3,850
Net income attributable to noncontrolling interests (6)	(1,221)	(849)	(848)	(4,031)	(848)
Net income attributable to QTS Realty Trust, Inc	4,627	3,157	3,599	15,072	3,002
Unrealized gain on swap (7)	-	-	74	-	294
Comprehensive income	$4,627	$3,157	$3,673	$15,072	$3,296

(1)	Other revenue - Includes straight line rent, sales of scrap metals and other unused materials and various other income items. Straight line rent was $0.4 million, $1.0 million and $0.2 million for the three months ended December 31, 2014, September 30, 2014, and December 31, 2013, respectively. Straight line rent was $1.7 million and $0.6 million for the year ended December 31, 2014 and 2013, respectively.
(2)	General and administrative expenses - Includes personnel costs, sales and marketing costs, professional fees, travel costs, product investment costs and other corporate general and administrative expenses including $0.4 million of severance costs in the fourth quarter of 2014 unrelated to the remote employees severance costs discussed below. General and administrative expenses were 20.1%, 19.1%, and 20.8% of total revenues for the three month periods ended December 31, 2014, September 30, 2014, and December 31, 2013, respectively. General and administrative expenses were 20.8% and 22.0% of total revenues for the years ended December 31, 2014 and 2013, respectively.
(3)	Restructuring costs - For the year ended December 31, 2014 the Company incurred $1.3 million in restructuring costs related to severance costs associated with various remote employees. No restructuring costs were incurred in the three months ended December 31, 2014.
(4)	Transaction costs - For the three month periods ended December 31, 2014, September 30, 2014, and December 31, 2013, the Company recognized $0.1 million, $(0.2) million and $0.1 million, respectively, in costs related to the examination of actual and potential acquisitions. The Company received a refund for previously recognized costs during the three months ended September 30, 2014, which is reflected within transaction costs above. For the years ended December 31, 2014 and 2013, the Company recognized $1.0 million and $0.1 million, respectively, in transaction costs.
(5)	Other expense, net - Generally includes write offs of unamortized deferred financing costs associated with the early extinguishment of certain debt instruments.

(6)	Noncontrolling interest - Concurrently with the completion of the initial public offering, the Company consummated a series of transactions pursuant to which the Company became the sole general partner and majority owner of QualityTech, LP, which then became its operating partnership. Certain prior owners of QualityTech, LP retained 21.2% of ownership in the operating partnership. As of December 31, 2014, the noncontrolling ownership interest of QualityTech, LP was 20.4%.
(7)	Unrealized gain (loss) on swap - For derivative instruments that are accounted for as hedges, or for the effective portions of qualifying hedges, the change in fair value is recorded as unrealized gains (losses) on swap and is included in other comprehensive income . The swaps we previously held matured in September 2014, therefore, all gains were realized within the period and no unrealized gain or loss was recognized in the Combined Consolidated Statements of Operations and Comprehensive Income for the three months and year ended December 31, 2014.

5 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Summary of Financial Data

(in thousands, except share, per share and operating portfolio statistics data)

Our financial and operating data for the three months and year ended December 31, 2014, the three months ended September 30, 2014, and as of December 31, 2014 and 2013 is that of the Company. The financial data for the three months and year ended December 31, 2013 includes results on a consolidated basis for the Company and its Historical Predecessor.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
Summary of Results	2014	2014	2013	2014	2013
Total revenue	$59,563	$57,945	$47,429	$217,789	$177,887
Net income	5,848	4,006	4,447	19,103	3,850

Other Data
FFO	$20,040	$17,602	$16,213	$70,958	$45,964
Operating FFO	20,417	18,103	16,432	74,145	49,512
Operating FFO per share	0.55	0.49	0.45	2.00	1.35
Adjusted Operating FFO	19,703	13,087	16,292	69,236	47,408
Recognized MRR in the period	50,861	48,963	41,881	188,194	155,579
MRR (at period end)	17,141	16,521	14,138	17,141	14,138
EBITDA	27,399	24,653	20,354	92,685	69,914
Adjusted EBITDA	29,028	26,079	21,228	100,025	75,422
NOI	39,763	36,199	30,421	141,155	112,645
NOI as a % of revenue	66.8%	62.5%	64.1%	64.8%	63.3%
Adjusted EBITDA as a % of revenue	48.7%	45.0%	44.8%	45.9%	42.4%
Annualized ROIC	15.7%	15.0%	15.7%	15.5%	15.5%
General and administrative expenses as a % of revenue	20.1%	19.1%	20.8%	20.8%	22.0%

	December 31,		December 31,
Balance Sheet Data	2014		2013
Real estate at cost	$1,177,582		$905,735
Net investment in real estate	997,415		768,010
Total assets	1,106,559		831,356
Credit facilities, senior notes, mortgages payables, and capital leases	637,229		347,877
Debt to last quarter annualized Adjusted EBITDA **	5.5	x	4.1	x
Debt to Undepreciated real estate assets	54.1%		38.4%
Debt to Implied Enterprise Value	33.4%		27.6%

**	The ratio was impacted by various portions of the Company’s portfolio that were recently placed in service and had not yet produced a stabilized Adjusted EBITDA. In addition, the Company has incurred costs included in construction in progress related to revenue which will begin to ramp in 2015 and 2016 associated with the Company’s booked-not-billed backlog of $57.8 million in annual monthly recurring revenue. As the revenues associated with this backlog commence, the Company expects its long term debt to Adjusted EBITDA ratio to improve.

6 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

	December 31,	December 31,
Operating Portfolio Statistics	2014	2013
Built out square footage:
Raised floor	927,075	689,587
Leasable raised floor (1)	698,232	485,546
Leased raised floor	593,610	446,353

Total Raw Shell:
Total	4,688,164	3,779,519
Basis-of-design raised floor space (1)	2,090,959	1,804,777

Data center properties	12	10
Basis of design raised floor % developed	44.3%	38.2%
Data center % occupied	85.0%	91.9%

(1)	See definition in Appendix.

7 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Reconciliations of Return on Invested Capital (ROIC)

(unaudited and in thousands)

Our financial data for the three months and year ended December 31, 2014, three months ended September 30, 2014, and as of December 31, 2014 and 2013 is that of the Company. The financial data for the three months and year ended December 31, 2013 includes results on a consolidated basis for the Company and its Historical Predecessor.

Return on Invested Capital (ROIC)	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013
NOI (1)	$39,763	$36,199	$30,421	$141,155	$112,645
Annualized NOI	159,052	144,796	121,684	141,155	112,645
Average Undepreciated Real Estate Assets and other Net Fixed Assets Placed in Service	1,013,331	966,924	776,729	910,883	726,616
Annualized ROIC	15.7%	15.0%	15.7%	15.5%	15.5%

(1)	Includes facility level G&A allocation charges of 4% of revenue which aggregated to $2.4 million, $2.3 million and $1.9 million for the three month periods ended December 31, 2014, September 30, 2014, and December 31, 2013, respectively, and $8.7 million and $7.1 million for the years ended December 31, 2014 and 2013, respectively.

Calculation of Average Undepreciated Real Estate Assets and other Net Fixed Assets Placed in Service	As of			As of
Undepreciated Real Estate Assets and other	December 31,	September 30,	December 31,	December 31,	December 31,
Net Fixed Assets Placed in Service	2014	2014	2013	2014	2013
Real Estate Assets, net	$997,415	$948,850	$768,011	$997,415	$768,011
Less: Construction in progress	(214,719)	(174,470)	(146,905)	(214,719)	(146,905)
Plus: Accumulated depreciation	180,167	168,210	137,725	180,167	137,725
Plus: Other fixed assets, net	21,387	23,268	7,292	21,387	7,292
Plus: Acquired intangibles, net	18,000	18,745	5,397	18,000	5,397
Plus: Leasing Commissions, net	20,589	19,221	11,858	20,589	11,858
Total as of period end	$1,022,839	$1,003,824	$783,378	$1,022,839	$783,378

Average undepreciated real estate assets and other net fixed assets as of reporting period (2)	$1,013,331	$966,924	$776,729	$910,883	$726,616

(2)	Calculated by using average quarterly balance of each account.

8 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Implied Enterprise Value

Implied Enterprise Value as of December 31, 2014:
Total Shares Outstanding:
Class A Common Stock	29,275,138
Class B Common Stock	133,000
Total Shares Outstanding	29,408,138
Units of Limited Partnership (1)	7,948,749
Options to purchase Class A Common Stock (2)	191,034
Fully Diluted Total Shares and Units of Limited Partnership outstanding as of December 31, 2014 (3)	37,547,921
Share price as of December 31, 2014	$33.84
Market equity capitalization (in thousands)	$1,270,622
Debt (in thousands)	637,229
Implied Enterprise Value (in thousands)	$1,907,851

(1)	Includes 421,749 of operating partnership units representing the “in the money” value of Class O LTIP units on an “as if” converted basis.
(2)	Represents options to purchase 191,034 shares of Class A Common Stock of QTS Realty Trust Inc. representing the “in the money” value options on an “as if” converted basis.
(3)	Weighted average fully diluted shares and units for the three months and year ended December 31, 2014 were 37,412,465 and 37,133,584, respectively.

9 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Data Center Properties

(in thousands, except NRSF data)

The following table presents an overview of the portfolio of data center properties that the Company owns or leases, referred to herein as our data center properties, based on information as of December 31, 2014:

			Operating Net Rentable Square Feet (Operating NRSF) (3)
Property	Year Acquired (1)	Gross Square Feet (2)	Raised Floor (4)	Office & Other (5)	Supporting Infrastructure (6)	Total	% Occupied and Billing (7)	Annualized Rent (8)	Available Utility Power (MW) (9)	Basis of Design NRSF	% Raised Floor
Richmond, VA	2010	1,318,353	95,581	24,678	115,627	235,886	88.8%	$19,901,771	110	556,595	17.2%

Atlanta, GA (Metro)	2006	968,695	392,986	36,953	315,676	745,615	86.3%	$72,920,037	72	527,186	74.5%

Dallas-Fort Worth, TX	2013	698,000	28,321	2,321	28,825	59,467	98.6%	$2,578,332	140	292,000	9.7%

Princeton, NJ	2014	553,930	58,157	2,229	111,405	171,791	100.0%	$9,540,973	22	158,157	36.8%

Suwanee, GA	2005	369,822	185,422	8,697	108,266	302,385	77.5%	$49,061,619	36	208,008	89.1%

Chicago, IL	2014	317,000	-	-	-	-	-%	$-	8	133,000	-%

Santa Clara, CA**	2007	135,322	55,494	944	45,687	102,125	93.3%	$22,308,448	11	80,347	69.1%

Jersey City, NJ*	2006	122,448	31,503	14,208	41,901	87,612	95.1%	$11,427,640	7	52,744	59.7%

Sacramento, CA	2012	92,644	54,595	2,794	23,916	81,305	52.2%	$12,029,330	8	57,906	94.3%

Miami, FL	2008	30,029	19,887	-	6,592	26,479	66.5%	$5,004,610	4	19,887	100.0%

Other	Various	81,921	5,129	37,854	38,723	81,706	22.2%	$924,960	1	5,129	100.0%

Total		4,688,164	927,075	130,678	836,618	1,894,371	85.0%	$205,697,720	419	2,090,959	44.3%

(1)	Represents the year a property was acquired or, in the case of a property under lease, the year the Company’s initial lease commenced for the property.
(2)	With respect to the Company’s owned properties, gross square feet represents the entire building area. With respect to leased properties, gross square feet represents that portion of the gross square feet subject to our lease. This includes 181,478 square feet of QTS office and support space, which is not included in operating NRSF.
(3)	Represents the total square feet of a building that is currently leased or available for lease plus developed supporting infrastructure, based on engineering drawings and estimates, but does not include space held for redevelopment or space used for the Company’s own office space.
(4)	Represents management’s estimate of the portion of NRSF of the facility with available power and cooling capacity that is currently leased or readily available to be leased to customers as data center space based on engineering drawings.
(5)	Represents the operating NRSF of the facility other than data center space (typically office and storage space) that is currently leased or available to be leased.
(6)	Represents required data center support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

10 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

(7)	Calculated as data center raised floor that is subject to a signed lease for which billing has commenced (593,610 square feet as of December 31, 2014 divided by leasable raised floor based on the current configuration of the properties (698,232 square feet as of December 31, 2014), expressed as a percentage.
(8)	The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under executed contracts as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental activities and cloud and managed services, but excludes customer recoveries, deferred set up fees and other one-time and variable revenues. MRR does not include the impact from booked-not-billed contracts as of a particular date, unless otherwise specifically noted.
(9)	Represents installed utility power and transformation capacity that is available for use by the facility as of December 31, 2014.

*	Represents facilities that we lease.
**	Subject to long term ground lease.

11 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Redevelopment Costs Summary

(in thousands, except NRSF data)

The under construction table below summarizes the Company’s outlook for development projects which we expect to complete by December 31, 2015 (in millions). The majority of capital in this plan is related to signed leases. This table reflects modifications to the Company’s capital plan as of December 31, 2014, relating to its plan to operate its facilities at higher efficiency levels and to better match new capacity with lease-up at each facility. Additional capital will be invested in our recently acquired Chicago facility, which we will open in phases.

	Under Construction Costs (1)
Property	Actual (2)	Estimated Cost to Completion (3)	Total	Expected Completion date
Richmond	$37	$30	$67	Q2-Q4 2015
Atlanta Metro	13	23	36	Q2-Q4 2015
Dallas-Fort Worth	25	15	40	Q1-Q3 2015
Jersey City	-	3	3	Q4 2015
Totals	$75	$71	$146

(1)	In addition to projects currently under construction, the Company’s near-term redevelopment projects are expected to be delivered in a modular manner, and the Company currently expects to invest additional capital to complete these near term projects. The ultimate timing and completion of, and the commitment of capital to, the Company’s future redevelopment projects are within the Company’s discretion and will depend upon a variety of factors, including the actual contracts executed, availability of financing and the Company’s estimation of the future market for data center space in each particular market.
(2)	Actual costs under construction through December 31, 2014. In addition to the $75 million of construction costs incurred through December 31, 2014 for redevelopment expected to be completed by December 31, 2015, as of December 31, 2014 the Company had incurred $140 million of additional costs (including acquisition costs and other capitalized costs) for other redevelopment projects that are expected to be completed after December 31, 2015.
(3)	Represents management’s estimate of the additional costs required to complete the current NRSF under development. There may be an increase in costs if customers’ requirements exceed the Company’s current basis of design.

12 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Redevelopment Summary

(in thousands, except NRSF data)

The following redevelopment table presents an overview of the Company’s redevelopment pipeline, based on information as of December 31, 2014. This table shows the Company’s ability to increase its raised floor of 927,075 square feet by approximately 2.3 times to 2.1 million square feet as of December 31, 2014.

Raised Floor NRSF
Overview as of December 31, 2014
Property	Current NRSF in Service	Under Construction (1)	Future Available (2)	Basis of Design NRSF	Approximate Adjacent Acreage of Land (3)
Richmond	95,581	41,014	420,000	556,595	111.1
Atlanta Metro	392,986	25,000	109,200	527,186	6.0
Dallas-Fort Worth	28,321	31,000	232,679	292,000	15.0
Princeton	58,157	-	100,000	158,157	65.0
Atlanta Suwanee	185,422	-	22,586	208,008	15.4
Santa Clara	55,494	-	24,853	80,347	-
Sacramento	54,595	-	3,311	57,906	-
Jersey City	31,503	-	21,241	52,744	-
Chicago	-	-	133,000	133,000	23.0
Miami	19,887	-	-	19,887	-
Other	5,129	-	-	5,129	-
Totals as of December 31, 2014	927,075	97,014	1,066,870	2,090,959	235.5

(1)	Reflects NRSF at a facility for which the initiation of substantial activities has begun to prepare the property for its intended use on or before December 31, 2015.
(2)	Reflects NRSF at a facility for which the initiation of substantial activities has begun to prepare the property for its intended use after December 31, 2015.
(3)	The total cost basis of adjacent land, which is land available for the future development, is approximately $10 million. This is included in land on the Combined Consolidated Balance Sheets. The Basis of Design NRSF does not include any build-out on the adjacent land.

13 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

NOI by Facility and Capital Expenditure Summary

(unaudited and in thousands, except NRSF data)

The Company calculates net operating income, or NOI, as net income (loss), excluding: interest expense, interest income, depreciation and amortization, write-off of unamortized deferred financing costs, tax expense of taxable REIT subsidiaries, gain on extinguishment of debt, transaction costs, gain on legal settlement, gain on sale of real estate, restructuring charge and general and administrative expenses. The Company believes that NOI is another metric that is often utilized to evaluate returns on operating real estate from period to period and also, in part, to assess the value of the operating real estate. The breakdown of NOI by facility is shown below:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013
Breakdown of NOI by facility:
Atlanta-Metro data center	$16,386	$14,752	$13,654	$60,734	$52,393
Atlanta-Suwanee data center	9,711	9,046	8,210	35,509	29,155
Santa Clara data center	3,390	3,301	2,640	12,739	10,939
Richmond data center	4,208	3,772	2,780	14,366	10,318
Sacramento data center	1,869	1,938	2,061	8,470	7,699
Princeton data center	2,739	2,066	-	4,828	-
Dallas-Fort Worth data center	395	420	-	815	-
Other facilities	1,065	904	1,076	3,694	2,141
NOI (1)	$39,763	$36,199	$30,421	$141,155	$112,645

(1)	Includes facility level G&A allocation charges of 4% of revenue which aggregated to $2.4 million, $2.3 million and $1.9 million, for the three month periods ended December 31, 2014, September 30, 2014, and December 31, 2013, respectively, and $8.7 million and $7.1 million for the years ended December 31, 2014 and 2013, respectively.

Capital expenditures related to real estate assets are summarized as follows:

	Real Estate Capital Expenditures (1)
	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Redevelopment	$53,491	$53,280	$178,146	$132,755
Acquisitions (2)	-	-	71,314	21,173
Maintenance capital expenditures	712	298	2,684	2,538
Other capitalized costs	6,319	3,771	19,702	14,441
Total capital expenditures	$60,522	$57,349	$271,846	$170,907

(1)	Does not include capitalized leasing commissions included in deferred costs, acquired intangibles or other management-related fixed assets included in other assets.
(2)	Does not include $19.8 million of intangible assets associated with the acquisition of the Princeton facility in 2014.

14 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Leasing Statistics – Signed Leases

(in thousands)

The mix of leasing activity has significant impact on quarterly rates, both within major product segments and for overall blended leasing rates. The Company’s rate performance will vary quarter to quarter based on the mix of deals leased – C1 Custom Data Center, C2 Colocation (Cabinet, Cage and Suite), and C3 Cloud and Managed Services categories all vary on a rate per square foot basis. The amounts below include renewals when there was a change in square footage rented, but not renewals where square footage remained consistent before and after renewal (See renewal table on page 19 for such renewals).

2014 leasing activity represented the largest year in the Company’s history. During the quarter and year ended December 31, 2014, the Company signed 347 and 1,344 new and modified leases aggregating to $10.7 million and $78.3 million of annualized rent, respectively, which includes new leased revenue plus revenue from modified renewals. Removing annualized modified renewal MRR and deducting period downgrades results in $4.1 million and $58.0 million in incremental annualized rent for the quarter and year ended December 31, 2014, respectively. As the Company has previously stated, its C1 leasing activity can be uneven, and the Company saw a significant increase in C1 leasing in the third quarter with minimal C1 leasing in the fourth quarter. The Company’s C2/C3 leasing activity was greater than its prior four quarter average, which aligns with its expectation that C2/C3 sales will provide more consistent results than C1 sales. Additionally, in the fourth quarter, the incremental MRR, net of downgrades, was affected by a large lease modification signed with a customer. The Company renegotiated a lease with an existing customer whereby that customer returned approximately 5,800 square feet to the Company, and the Company received a net fee of approximately $0.7 million to allow this modification. In addition, the space that the customer retained was renegotiated at a higher rate per square foot. Through this renegotiation, the Company received valuable space in its Atlanta-Metro facility which is expected to be re-leased at higher market rates with minimal cost.

Annualized Rent of New and Modified Leases represents total MRR associated with all new and modified leases for the respective periods for the purposes of computing annualized rent rates per square foot during the period. Incremental Annualized Rent, Net of Downgrades reflects net incremental MRR signed during the period for purposes of tracking incremental revenue contribution.

	Period	Number of Leases	Total Leased sq ft	Annualized Rent per Leased sq ft	Annualized Rent of New and Modified Leases	Incremental Annualized Rent, Net of Downgrades
New/modified leases signed - Total	Q4 2014	347	10,596	$1,011	$10,717,456	$4,116,717
	P4QA*	321	62,513	327	20,460,060	15,778,555
	Q3 2014	361	130,617	248	32,417,738	25,629,407
	Q2 2014	335	66,009	329	21,688,736	17,717,391
	Q1 2014	301	12,793	1,055	13,492,159	10,514,660
	Q4 2013	285	40,632	351	14,241,606	9,252,764

New/modified leases signed - C1	Q4 2014	21	315	$580	$182,772
	P4QA*	13	54,056	203	10,972,809
	Q3 2014	15	121,658	190	23,165,719
	Q2 2014	7	59,340	230	13,633,836
	Q1 2014	14	872	753	656,784
	Q4 2013	15	34,354	187	6,434,898

New/modified leases signed - C2/C3	Q4 2014	326	10,281	$1,025	$10,534,684
	P4QA*	308	8,457	1,122	9,487,242
	Q3 2014	346	8,959	1,033	9,252,019
	Q2 2014	328	6,669	1,208	8,054,900
	Q1 2014	287	11,921	1,077	12,835,341
	Q4 2013	270	6,278	1,244	7,806,708

*	Average of prior 4 quarters

NOTE: Figures above do not include cost recoveries. In general, C1 customers reimburse the Company for certain operating costs whereas C2/C3 customers are on a gross lease basis. As a result, pricing and resulting per square foot rates for C2/C3 customers includes the recovery of such operating costs.

15 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

The following table outlines the booked-not-billed (“BNB”) balance as of December 31, 2014 and how that will affect revenue in 2015 and subsequent years:

Booked-not-billed ("BNB")	2015	2016	Thereafter	Total
MRR	$1,812,308	1,759,118	1,245,546	$4,816,972
Incremental revenue	12,381,694	15,270,576	14,946,549
Annualized revenue	21,747,700	21,109,415	14,946,549	57,803,664

The Company estimates the cost to provide the space, power, connectivity and other services to the customer contracts which had not billed as of December 31, 2014 to be approximately $140 million. This estimate generally includes C1 customers with newly contracted space of more than 3,300 square feet. The space, power, connectivity and other services provided to customers that contract for smaller amounts of space is generally provided by existing space which was previously developed.

16 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Leasing Statistics – Renewed Leases and Rental Churn

(in thousands)

The mix of leasing activity has significant impact on quarterly rates, both within major product segments and for overall blended renewal rates. The Company’s rate performance will vary quarter to quarter based on the mix of deals leased – C1 Custom Data Center, C2 Colocation, and C3 Cloud and Managed Services categories all vary on a rate per square foot basis.

Consistent with the Company’s 3C strategy and business model, the renewal rates below reflect total MRR per square foot including all subscribed services. For comparability, the Company includes only those customers that have maintained consistent space footprints in the computations below. All customers with space changes are incorporated into new/modified leasing statistics and rates.

The overall blended rate for renewals signed in the quarter and year ended December 31, 2014 was 3.4% and 2.3% higher, respectively, than the rates for those customers immediately prior to renewal. The actual change in the fourth quarter of 2014 renewal rates compares to a prior four quarter average increase of 1.3%.

Rental Churn (which the Company defines as MRR lost to complete termination of customer services in a given period compared to total MRR at the beginning of the period) was 1.3% for the fourth quarter of 2014 and 6.2% for the year ended December 31, 2014.

	Period	Number of renewed leases	Total Leased sq ft	Annualized rent per leased sq ft	Annualized Rent	Rent Change(1)

Renewed Leases - Total	Q4 2014	64	6,317	$940	$5,941,125	3.4%
	P4QA*	60	7,073	774	5,306,180	1.3%
	Q3 2014	59	7,740	669	5,181,226	-2.9%
	Q2 2014	74	10,199	735	7,495,879	1.0%
	Q1 2014	56	6,558	770	5,049,624	8.9%
	Q4 2013	50	3,795	922	3,497,992	-1.1%

Renewed Leases - C1	Q4 2014	0	-	$-	$-	0.0%
	P4QA*	0	625	75	188,310	0.0%
	Q3 2014	0	-	-	-	0.0%
	Q2 2014	0	-	-	-	0.0%
	Q1 2014	1	2,500	301	753,240	0.0%
	Q4 2013	0	-	-	-	0.0%

Renewed Leases - C2/C3	Q4 2014	64	6,317	$940	$5,941,125	3.4%
	P4QA*	60	6,448	846	5,117,870	2.4%
	Q3 2014	59	7,740	669	5,181,226	-2.9%
	Q2 2014	74	10,199	735	7,495,879	1.0%
	Q1 2014	55	4,058	1,059	4,296,384	10.6%
	Q4 2013	50	3,795	922	3,497,992	-1.1%

*	Average of prior 4 quarters
(1)	Calculated as the percentage change of the rent per square foot immediately before renewal when compared to the rent per square foot immediately after renewal.

17 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Leasing Statistics – Commenced Leases

(in thousands)

The mix of leasing activity across C1, C2 and C3 has significant impact on quarterly rates, both within major product segments and for overall blended commencement rates. The Company’s rate performance will vary quarter to quarter based on the mix of deals leased. C1 Custom Data Center, C2 Colocation, and C3 Cloud and Managed Services categories all vary on a rate per square foot basis.

During the quarter and year ended December 31, 2014, the Company commenced customer leases (which includes both new customers and existing customers that modified their lease terms) representing approximately $18.8 million and $69.0 million of annualized rent at $391 and $497 per square foot, respectively. This compares to customer leases representing an aggregate trailing four quarter average of approximately $19.5 million of annualized rent at $410 per square foot. The trailing four-quarter average rates reflect the impact of significant C1 lease commencements (higher volume at lower rates, with those rates excluding recoveries).

C2/C3 average commencement rate for the quarter and year ended December 31, 2014 was $946 and $1,122 per square foot, respectively, with the rates for commenced leases for the quarter ended December 31, 2014 skewed by large C3 bookings from the first and second quarters of 2014 that commenced billing in the first three quarters of 2014. Related metrics also reflect larger C2 commencements and their large footprint with enhanced pricing.

	Period	Number of leases	Total Leased sq ft	Annualized rent per leased sq ft	Annualized Rent
Leases commenced - Total	Q4 2014	401	48,080	$391	$18,815,804
	P4QA*	366	47,489	410	19,468,436
	Q3 2014	379	36,054	520	18,739,920
	Q2 2014	421	32,838	584	19,172,568
	Q1 2014	307	21,941	558	12,246,796
	Q4 2013	356	99,123	280	27,714,462

Leases commenced - C1	Q4 2014	30	34,657	$176	$6,112,759
	P4QA*	29	35,857	170	6,090,805
	Q3 2014	35	24,480	199	4,866,264
	Q2 2014	33	22,023	203	4,480,666
	Q1 2014	22	11,394	130	1,480,149
	Q4 2013	25	85,533	158	13,536,139

Leases commenced - C2/C3	Q4 2014	371	13,423	$946	$12,703,045
	P4QA*	337	11,632	1,150	13,377,632
	Q3 2014	344	11,574	1,199	13,873,656
	Q2 2014	388	10,815	1,358	14,691,902
	Q1 2014	285	10,547	1,043	10,766,647
	Q4 2013	331	13,590	952	14,178,324

*	Average of prior 4 quarters

18 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Lease Expirations

C1 leases are typically 5-10 years with the majority of C1 lease expirations occurring in 2017 and beyond. C2/C3 leases are typically 3 years in duration, thus the majority of C2/C3 lease expirations are in 2015 and 2016. The following table sets forth a summary schedule of the lease expirations as of December 31, 2014 at the properties in the Company’s portfolio. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and all early termination rights are exercised:

Year of Lease Expiration	Number of Leases Expiring (1)	Total Raised Floor of Expiring Leases	% of Portfolio Leased Raised Floor	Annualized Rent (2)	% of Portfolio Annualized Rent	C1 as % of Portfolio Annualized Rent	C2 as % of Portfolio Annualized Rent	C3 as % of Portfolio Annualized Rent
Month-to-Month (3)	317	3,279	1%	$6,993,741	3%	0%	2%	1%
2015	972	60,493	10%	46,938,111	23%	3%	19%	1%
2016	908	74,041	12%	42,887,265	21%	5%	15%	1%
2017	533	75,304	13%	37,904,053	18%	7%	8%	3%
2018	167	238,308	40%	41,505,044	20%	17%	3%	0%
2019	64	15,299	3%	7,621,713	4%	1%	2%	1%
After 2019	66	126,886	21%	21,847,793	11%	10%	0%	1%

Portfolio Total	3,027	593,610	100%	$205,697,720	100%	43%	49%	8%

(1)	Represents each agreement with a customer signed as of December 31, 2014 for which billing has commenced; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)	Annualized rent is presented for leases commenced as of December 31, 2014. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from our C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect the accounting associated with any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.
(3)	Consists of customers whose leases expired prior to December 31, 2014 and have continued on a month-to-month basis.

19 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Largest Customers

As of December 31, 2014, the Company’s portfolio was leased to over 850 customers comprised of companies of all sizes representing an array of industries, each with unique and varied business models and needs. The following table sets forth information regarding the ten largest customers in the portfolio based on annualized rent as of December 31, 2014 (does not include rents or maturities associated with booked-not-billed customers):

Principal Customer Industry	Number of Locations	Annualized Rent (1)	% of Portfolio Annualized Rent	Weighted Average Remaining Lease Term (Months) (2)
Internet	1	$18,600,497	9.0%	46
Internet	1	9,644,400	4.7%	46
Information Technology	2	9,540,973	4.6%	114
Information Technology	2	5,397,564	2.6%	108
Information Technology	2	4,437,678	2.2%	19
Financial Services	1	4,401,141	2.1%	7
Financial Services	1	4,318,740	2.1%	25
Professional Services	1	3,274,860	1.6%	5
Financial Services	2	3,244,109	1.6%	36
Information Technology	3	2,816,330	1.4%	23
Total / Weighted Average		$65,676,292	31.9%	52

(1)	Annualized rent is presented for leases commenced as of December 31, 2014. We define annualized rent as MRR multiplied by 12. We calculate MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from our C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.
(2)	Weighted average based on customer’s percentage of total annualized rent expiring and is as of December 31, 2014.

20 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Industry Segmentation

The following table sets forth information relating to the industry segmentation as of December 31, 2014:

The following table sets forth information relating to the industry segmentation as of December 31, 2013:

21 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Product Diversification

The following table sets forth information relating to the distribution of leases at the properties, by type of product offering, as of December 31, 2014:

(1)	As of December 31, 2014, C1 customers renting at least 6,600 square feet represented $52.1 million of annualized C1 MRR, C1 customers renting 3,300 square feet to 6,599 square feet represented $17.9 million of annualized C1 MRR, and C1 customers renting below 3,300 square feet represented $18.0 million of annualized C1 MRR. As of December 31, 2014, C1 customers’ median used square footage was 3,856 square feet.
(2)	C3 - Cloud and Managed Services shown here do not include Managed Services provided to C1 and C2 customers.

The following table sets forth information relating to the distribution of leases at the properties, by type of product offering, as of December 31, 2013:

(1)	As of December 31, 2013, C1 customers renting at least 6,600 square feet represented $34.5 million of annualized C1 MRR, C1 customers renting between 3,300 and 6,600 square feet represented $19.4 million of annualized C1 MRR, and C1 customers renting below 3,300 square feet represented $14.3 million of annualized C1 MRR. As of December 31, 2013, C1 customers’ median used square footage was 3,271 square feet.
(2)	C3 – Cloud and Managed Services shown here do not include Managed Services provided to C1 and C2 customers.

22 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Debt Summary and Debt Maturities

(in thousands)

	December 31,	December 31,
	2014	2013
Unsecured Credit Facility	$239,838	$256,500
Senior Notes, net of discount	297,729	-
Richmond Credit Facility	70,000	70,000
Atlanta-Metro Equipment Loan	16,600	18,839
Total (1)	$624,167	$345,339

(1)	Exclusive of capital lease obligations which totaled $13.1 million and $2.5 million as of December 31, 2014 and December 31, 2013, respectively

As of December 31, 2014:

Debt instruments	2015	2016	2017	2018	2019	Thereafter	Total
Unsecured Credit Facility (1)	$-	$-	$-	$139,838	$100,000	$-	$239,838
Senior Notes (2)	-	-	-	-	-	300,000	300,000
Richmond Credit Facility	-	-	-	-	70,000	-	70,000
Atlanta-Metro Equipment Loan	2,397	2,567	2,748	2,943	3,150	2,795	16,600
Total	$2,397	$2,567	$2,748	$142,781	$173,150	$302,795	$626,438

(1)	Pursuant to a credit agreement amendment that the Company entered into on December 17, 2014, the revolving portion of the Unsecured Credit Facility has a stated maturity of December 17, 2018 with an option to extend for one additional year.
(2)	Excludes discount reflected at December 31, 2014.

23 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Interest Summary

(unaudited and in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
Interest expense and fees	$6,566	$5,854	$3,171	$18,578	$19,548
Swap interest	-	158	156	482	536
Amortization of deferred financing costs and bond discount	842	729	582	2,774	2,775
Capitalized interest (1)	(1,783)	(1,331)	(1,162)	(6,526)	(4,135)
Total interest expense	$5,625	$5,410	$2,747	$15,308	$18,724

(1)	The weighted average interest rate for the three months ended December 31, 2014, September 30, 2014, and December 31, 2013 was 4.74%, 4.62%, and 4.59%, respectively. The weighted average interest rate for the years ended December 31, 2014 and 2013 was 4.23% and 4.48%, respectively. As of December 31, 2014 and 2013 our weighted average coupon interest rate was 3.95% and 2.90%, respectively.

24 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Appendix

Non-GAAP Financial Measures

This document includes certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further described below.

The Company considers the following non-GAAP financial measures to be useful to investors as key supplemental measures of the Company’s performance: (1) FFO; (2) Operating FFO; (3) Adjusted Operating FFO; (4) MRR; (5) NOI; (6) EBITDA; and (7) Adjusted EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss and cash flows from operating activities as a measure of the Company’s operating performance and liquidity. FFO, Operating FFO, Adjusted Operating FFO, MRR, NOI, EBITDA and Adjusted EBITDA, as calculated by us, may not be comparable to FFO, Operating FFO, Adjusted Operating FFO, MRR, NOI, EBITDA and Adjusted EBITDA as reported by other companies that do not use the same definition or implementation guidelines or interpret the standards differently from us.

Definitions

C1 – Custom Data Center. Power costs are passed on to customers (metered power); generally 3,000 square feet or more of raised floor; lease term of 5 to 10 years; customers are large corporations, government agencies, and global Internet businesses.

C2 – Colocation. Power overages charged separately; specified kW included in lease; up to 3,000 square feet of raised floor; lease term of up to 3 years; customers are large corporations, small and medium businesses and government agencies.

C3 – Cloud and Managed Services. Power bundled with service; small amounts of space; customers rent managed virtual servers; lease term up to 3 years; customers are large corporations, small and medium businesses and government agencies.

Booked-not-billed (“BNB”). The Company defines booked-not-billed as customer leases that have been signed, but for which lease payments have not yet commenced.

Leasable raised floor. The Company defines leasable raised floor as the amount of raised floor square footage that the Company has leased plus the available capacity of raised floor square footage that is in a leasable format as of a particular date and according to a particular product configuration. The amount of leasable raised floor may change even without completion of new redevelopment projects due to changes in the Company’s configuration of C1, C2 and C3 product space.

Basis-of-design floor space. The Company defines basis-of-design floor space as the total data center raised floor potential of its existing data center facilities.

Operating NRSF. Represents the total square feet of a building that is currently leased or available for lease plus developed supporting infrastructure, based on engineering drawings and estimates, but does not include space held for redevelopment or space used for the Company’s own office space.

The Company. Refers to QTS Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including QualityTech, LP.

Historical Predecessor. Refers to QualityTech, LP, the Company’s operating partnership.

25 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

FFO, Operating FFO and Adjusted Operating FFO

The Company considers funds from operations (“FFO”), to be a supplemental measure of its performance which should be considered along with, but not as an alternative to, net income (loss) and cash provided by operating activities as a measure of operating performance and liquidity. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), adjusted to exclude gains (or losses) from sales of property, real estate related depreciation and amortization and similar adjustments for unconsolidated partnerships and joint ventures. The Company’s management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

Due to the volatility and nature of certain significant charges and gains recorded in the Company’s operating results that management believes are not reflective of its core operating performance and liquidity, management computes an adjusted measure of FFO, which the Company refers to as Operating FFO. The Company generally calculates Operating FFO as FFO excluding certain non-recurring and often non-cash charges and gains and losses that management believes are not indicative of the results of the Company’s operating real estate portfolio. The Company believes that Operating FFO provides investors with another financial measure that may facilitate comparisons of operating performance and liquidity between periods and, to the extent they calculate Operating FFO on a comparable basis, between REITs.

Adjusted Operating Funds From Operations (“Adjusted Operating FFO”) is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distributions from operating activities. Adjusted Operating FFO is used by the Company as a basis to address cash flow and its ability to fund its dividend payments. The Company calculates Adjusted Operating FFO by adding or subtracting from Operating FFO items such as: maintenance capital investment, paid leasing commissions, amortization of deferred financing costs, non- real estate depreciation, straight line rent adjustments, and non-cash compensation.

The Company offers these measures because it recognizes that FFO, Operating FFO and Adjusted Operating FFO will be used by investors as a basis to compare its operating performance and liquidity with that of other REITs. However, because FFO, Operating FFO and Adjusted Operating FFO exclude real estate depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact its financial condition, cash flows and results of operations, the utility of FFO, Operating FFO and Adjusted Operating FFO as measures of its operating performance and liquidity is limited. The Company’s calculation of FFO may not be comparable to measures calculated by other companies that do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, the Company’s calculations of FFO, Operating FFO and Adjusted Operating FFO are not necessarily comparable to FFO, Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. FFO, Operating FFO and Adjusted Operating FFO are non-GAAP measures and should not be considered a measure of the Company’s results of operations or liquidity or as a substitute for, or an alternative to, net income (loss), cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund its cash needs, including our ability to make distributions to its stockholders.

26 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013
FFO
Net income	$5,848	$4,006	$4,447	$19,103	$3,850
Real estate depreciation and amortization	14,192	13,596	11,766	51,855	42,114
FFO	20,040	17,602	16,213	70,958	45,964

Write off of unamortized deferred finance costs	291	470	153	871	3,430
Restructuring costs	26	226	-	1,298	-
Transaction costs	60	(195)	66	1,018	118
Operating FFO *	20,417	18,103	16,432	74,145	49,512

Maintenance Capex	(712)	(1,877)	(298)	(2,684)	(2,538)
Leasing Commissions paid	(3,615)	(5,516)	(2,407)	(14,219)	(9,296)
Amortization of deferred financing costs and bond discount	842	729	582	2,774	2,775
Non real estate depreciation and amortization	1,817	1,612	1,395	6,427	5,244
Straight line rent revenue	(369)	(961)	(149)	(1,652)	(577)
Straight line rent expense	71	72	82	292	328
Equity-based compensation expense	1,252	925	655	4,153	1,960
Adjusted Operating FFO *	$19,703	$13,087	$16,292	$69,236	$47,408

*	The Company’s calculations of Operating FFO and Adjusted Operating FFO may not be comparable to Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition.

Monthly Recurring Revenue (MRR)

The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from its C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted.

Separately, the Company calculates recognized MRR as the recurring revenue recognized during a given period, which includes revenue from its C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues.

Management uses MRR and recognized MRR as supplemental performance measures because they provide useful measures of increases in contractual revenue from the Company’s customer leases. MRR and recognized MRR should not be viewed by investors as alternatives to actual monthly revenue, as determined in accordance with GAAP. Other companies may not calculate MRR or recognized MRR in the same manner. Accordingly, the Company’s MRR and recognized MRR may not be comparable to other companies’ MRR and recognized MRR. MRR and recognized MRR should be considered only as supplements to total revenues as a measure of its performance. MRR and recognized MRR should not be used as measures of the Company’s results of operations or liquidity, nor is it indicative of funds available to meet its cash needs, including its ability to make distributions to its stockholders.

27 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013
Recognized MRR in the period
Total period revenues (GAAP basis)	$59,563	$57,945	$47,429	$217,789	$177,887
Less: Total period recoveries	(5,520)	(6,131)	(3,173)	(19,194)	(13,098)
Total period deferred setup fees	(1,201)	(1,125)	(1,228)	(4,709)	(4,678)
Total period straight line rent and other	(1,981)	(1,726)	(1,147)	(5,692)	(4,532)
Recognized MRR in the period	50,861	48,963	41,881	188,194	155,579

MRR at period end
Total period revenues (GAAP basis)	$59,563	$57,945	$47,429	$217,789	$177,887
Less: Total revenues excluding last month	(39,605)	(38,439)	(31,212)	(197,831)	(161,670)
Total revenues for last month of period	19,958	19,506	16,217	19,958	16,217
Less: Last month recoveries	(1,908)	(1,771)	(1,240)	(1,908)	(1,240)
Last month deferred setup fees	(372)	(391)	(370)	(372)	(370)
Last month straight line rent and other	(537)	(823)	(469)	(537)	(469)
MRR at period end	$17,141	$16,521	$14,138	$17,141	$14,138

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

The Company calculates EBITDA as net income (loss) adjusted to exclude interest expense and interest income, provision for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. Management believes that EBITDA is useful to investors in evaluating and facilitating comparisons of the Company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base charges (primarily depreciation and amortization) from its operating results.

In addition to EBITDA, the Company calculates an adjusted measure of EBITDA, which it refers to as Adjusted EBITDA, as EBITDA excluding unamortized deferred financing costs, gains on extinguishment of debt, transaction costs, equity-based compensation expense, restructuring charge, gain (loss) on legal settlement and gain on sale of real estate. The Company believes that Adjusted EBITDA provides investors with another financial measure that can facilitate comparisons of operating performance between periods and between REITs.

Management uses EBITDA and Adjusted EBITDA as supplemental performance measures as they provide useful measures of assessing the Company’s operating results. Other companies may not calculate EBITDA or Adjusted EBITDA in the same manner. Accordingly, the Company’s EBITDA and Adjusted EBITDA may not be comparable to others. EBITDA and Adjusted EBITDA should be considered only as supplements to net income (loss) as measures of the Company’s performance and should not be used as substitutes for net income (loss), as measures of its results of operations or liquidity or as an indications of funds available to meet our cash needs, including our ability to make distributions to our stockholders.

28 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013
EBITDA and Adjusted EBITDA
Net income	$5,848	$4,006	$4,447	$19,103	$3,850
Interest expense	5,625	5,410	2,747	15,308	18,724
Interest income	-	-	(1)	(8)	(18)
Tax (benefit) expense of taxable REIT subsidiaries	(82)	27	-	-	-
Depreciation and amortization	16,008	15,210	13,161	58,282	47,358
EBITDA	27,399	24,653	20,354	92,685	69,914

Write off of unamortized deferred finance costs	291	470	153	871	3,430
Equity-based compensation expense	1,252	925	655	4,153	1,960
Restructuring costs	26	226	-	1,298	-
Transaction costs	60	(195)	66	1,018	118
Adjusted EBITDA	$29,028	$26,079	$21,228	$100,025	$75,422

29 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com

Net Operating Income (NOI)

The Company calculates net operating income (“NOI”) as net income (loss), excluding: interest expense, interest income, tax expense of taxable REIT subsidiaries, depreciation and amortization, write off of unamortized deferred financing costs, gain on extinguishment of debt, transaction costs, gain on legal settlement, gain on sale of real estate, restructuring charge and general and administrative expenses. The Company believes that NOI is another metric that is often utilized to evaluate returns on operating real estate from period to period and also, in part, to assess the value of the operating real estate. A reconciliation of net income (loss) to NOI is presented below:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013
Net Operating Income (NOI)
Net income	$5,848	$4,006	$4,447	$19,103	$3,850
Interest expense	5,625	5,410	2,747	15,308	18,724
Interest income	-	-	(1)	(8)	(18)
Depreciation and amortization	16,008	15,210	13,161	58,282	47,358
Write off of unamortized deferred finance costs	291	470	153	871	3,430
Tax (benefit) expense of taxable REIT subsidiaries	(82)	27	-	-	-
Restructuring costs	26	226	-	1,298	-
Transaction costs	60	(195)	66	1,018	118
General and administrative expenses	11,987	11,045	9,848	45,283	39,183
NOI (1)	$39,763	$36,199	$30,421	$141,155	$112,645
Breakdown of NOI by facility:
Atlanta-Metro data center	$16,386	$14,752	$13,654	$60,734	$52,393
Atlanta-Suwanee data center	9,711	9,046	8,210	35,509	29,155
Santa Clara data center	3,390	3,301	2,640	12,739	10,939
Richmond data center	4,208	3,772	2,780	14,366	10,318
Sacramento data center	1,869	1,938	2,061	8,470	7,699
Princeton data center	2,739	2,066	-	4,828	-
Dallas-Fort Worth data center	395	420	-	815	-
Other facilities	1,065	904	1,076	3,694	2,141
NOI (1)	$39,763	$36,199	$30,421	$141,155	$112,645

(1)	Includes facility level G&A allocation charges of 4% of revenue which aggregated to $2.4 million, $2.3 million and $1.9 million for the three month periods ended December 31, 2014, September 30, 2014, and December 31, 2013, respectively, and $8.7 million and $7.1 million for the years ended December 31, 2014 and 2013, respectively.

30 QTS Q4 Earnings 2014	Contact: IR@qtsdatacenters.com